Exhibit 12.2

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE U.S. SARBANES-OXLEY ACT OF 2002

I, Alejandro Perez-Reyes, certify that:

(i)	I have reviewed this Annual Report on Form 20-F/A of Credicorp Ltd.; and

(ii)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By: /S/ ALEJANDRO PEREZ-REYES
Name: Alejandro Perez-Reyes
Title: Chief Financial Officer
Dated: July 22, 2025

SIGNATURES
The registrant hereby certifies that it meets all of the requirements for filing on Form 20-F and that it has duly caused and authorized the undersigned to sign this Amendment No. 1 to Form 20-F on its behalf.
CREDICORP LTD.

By:	/s/ ALEJANDRO PEREZ-REYES
Name:	Alejandro Perez-Reyes
Title:	Chief Financial Officer

Dated: July 22, 2025